PROMISSORY NOTE


$2,000,000                                   July 30, 1999


     FOR VALUE RECEIVED, Delta Petroleum, Inc. ("Borrower"), promises to pay to the order of Labyrinth Enterprises LLC (together with any subsequent holder hereof, "Holder"), the principal sum of TWO MILLION DOLLARS ($2,000,000.00) (the "Loan") on or prior to August 1, 2001 (the "Maturity Date"), together with interest on the outstanding unpaid principal balance of this Note outstanding from time to time at the rate of eighteen percent (18%) per annum, as provided herein.

     The Borrower agrees to make monthly installments of interest only, payable in advance, for a period of six (6) months from the date hereof, on the first day of each month, commencing on the date hereof and continuing through the payment due on February 1, 2000. Commencing on March 1, 2000, and continuing until the Maturity Date, the Borrower shall make monthly payments of principal and interest in the amount of FIFTY EIGHT THOUSAND SEVEN HUNDRED FIFTY DOLLARS ($58,750.00) on the first day of each month, based upon a four (4) year amortization of the Loan. Notwithstanding anything to the contrary contained herein, the entire unpaid remaining principal amount of the Loan, together with all accrued and unpaid interest shall be due and payable on the Maturity Date.

     All payments of principal and interest hereof shall be made to Holder at 1407 Larimer Street, Suite 300, Denver, Colorado
80202 or at such other place as Holder shall designate to Borrower in writing.

     Borrower agrees to pay, in addition to the payments of principal and interest as provided herein, a loan fee of two percent (2%) of the Loan. Such fee shall be added to the principal amount of the Loan and will compound and accrue monthly until the Loan is paid in full. The first month's interest shall be retained by Holder and deducted from the proceeds of the Loan disbursed to Borrower on the date hereof. In addition, the Borrower agrees to pay the Holder's reasonable counsel fees in connection with the preparation of this Promissory Note, which amount will also be deducted from the proceeds of the Loan disbursed to Borrower on the date hereof.

     Payments received shall be applied first to expenses of Holder, if any, then to default interest, if any, then to accrued interest, then to principal.

     Upon the happening of any of the following events, at the option of the Holder, the amounts then unpaid under this Promissory Note, shall bear interest for the period beginning with the date of the happening of any such event at a default rate of twenty percent (20%) per annum (the "Default Interest"). Default Interest shall be payable monthly on the first day of each and every month. In addition, the Holder may, at its option, accelerate the indebtedness evidenced by this Promissory Note and declare due and payable the entire unpaid principal sum, together with all interest thereon, including Default Interest, plus all other sums payable at the time of such declaration pursuant to this Promissory Note. Such events of default are as follows:

     (a) The failure of the Borrower to make any payment required hereunder within ten (10) days after the due date hereof; or

     (b) If Borrower shall default in the performance or observance of any other term, covenant, condition or obligation contained in this Promissory Note, which default is not cured within fifteen (15) days after Borrower's receipt from Holder of written notice thereof; or

     (c) Any representation or warranty contained herein or any representation to the Holder proves to be false or misleading concerning the financial condition or credit standing of the Borrower; or

     (d) Either Roger A. Parker or Aleron H. Larson, Jr. is no longer an officer, director or employee of Borrower; or
(e) The filing of any petition by the Borrower under any provision of the Federal Bankruptcy Code or any state law relating to insolvency; or the filing of any such petition against the Borrower, unless such petition and all proceedings thereunder are dismissed within thirty (30) days from such filing; or the appointment of a trustee or receiver for all or any assets of the Borrower, unless such appointment is vacated or dismissed within thirty (30) days from the date of such appointment; or an adjudication that the Borrower is insolvent or bankrupt.

     This Note is secured by, and Holder is entitled to the benefits of, a Security Agreement (the "Security Agreement"), of even date herewith, given by Borrower for the benefit of Holder to secure this Note. Reference is made to the Security Agreement for a description of the property covered thereby and the rights, remedies and obligations of Holder in respect thereto.

     Payment of the principal of and interest on this Note has been unconditionally guaranteed by Roger A. Parker and Aleron H. Larson, Jr. (collectively, "Guarantors") pursuant to separate Guaranty Agreements (the "Guaranty Agreements"), dated the date hereof given by Guarantors to Holder.

     The failure by the Holder to exercise any of the foregoing options upon the happening of one or more of the foregoing events of default shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event. The acceptance by the Holder of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the foregoing options at that time or at any subsequent time, or nullify any prior exercise of any such option without the express consent of the Holder hereof.

     The Borrower reserves the right to prepay all or a part of the principal owing on the Promissory Note at any time or times prior to maturity without notice and without payment of any premium or penalty, provided that the Borrower shall pay all accrued and unpaid Interest thereon.

     It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Holder may charge to Borrower under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the excess shall be retained by Holder of this Promissory Note as additional cash collateral for the payment hereof, unless such retention is not permitted by law, in which case the interest rate on this Promissory Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

     Time is of the essence hereof. In the event of any default in any payment of the principal of or interest on this Promissory Note, or any fees payable hereunder, when due and payable, then the whole principal sum of this Promissory Note plus accrued interest and all other obligations of Borrower to Holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Holder, become immediately due and payable without notice or demand, and Holder shall have and may exercise any or all of the rights and remedies provided herein, in the Security Agreement or in the Guaranty Agreements.

     If Borrower fails to pay any amount due under this Promissory Note and Holder has to take any action to collect the amount due, including without limitation retaining attorneys for collection of this Promissory Note, foreclosing on the collateral secured by the Security Agreement, enforcing Holder's rights under the Guaranty Agreements, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness, then Borrower agrees to pay on demand all costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Holder, including but not limited to the fees and disbursements of Holder's attorneys and their staff.

     Borrower waives presentment, notice of dishonor, notice of acceleration and protest, and assents to any extension of time with respect to any payment due under this Promissory Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Promissory Note shall operate as a waiver of any other payment or right.

     If any provision in this Promissory Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any defective provisions shall not be in any way affected or impaired in any other jurisdiction.

     All notices to Borrower given hereunder shall be in writing, shall be given either by hand delivery or by certified mail, return receipt requested, and, if mailed, shall be deemed received one day after having been deposited in the United States mail, postage prepaid, addressed as follows:

               Mr. Roger A. Parker
               Delta Petroleum
               555 17th St., Suite 3310
               Denver, Colorado 80202

     This Promissory Note is to be governed by and construed according to the laws of the State of Colorado.

                              BORROWER:

                              DELTA PETROLEUM, INC.

                              By:s/Roger A.Parker
                              Roger A. Parker, President